Exhibit 10.46

MAIN STREET RESTAURANT GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of [_________], 200_, by and between Main Street Restaurant Group, Inc., a Delaware corporation (the “Company”), and [___________] (the “Participant”).

WHEREAS, the Company maintains the __________________ Plan (the “Plan”) which authorizes grants of restricted stock units (the “Restricted Stock Units”); and

WHEREAS, the Company wishes to make a grant of Restricted Stock Units to the Participant as a means of rewarding and retaining the Participant.

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.     Grant Pursuant to Plan. This Restricted Stock Unit award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. Unless otherwise provided herein, terms used in this Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.     Restricted Stock Unit Award. The Plan Administrator hereby grants to the Participant the following Restricted Stock Units, as of the “Grant Date” specified below:

Grant Date	Restricted Stock Units	Vesting Date(s)

[_______]	[_________]	[_________]

3.     Vesting and Forfeiture of Restricted Stock Units.

(a)   Vesting. The Participant shall become vested in the Restricted Stock Units as follows:

[insert vesting schedule]

(b)   Forfeiture. The Participant shall forfeit the unvested portion, if any, of the Restricted Stock Units in the event that the Participant’s Continuous Service (as hereinafter defined) is terminated for any reason except death or Disability. For purposes of this Agreement, “Continuous Service” means uninterrupted provision of services to the Company in any capacity of employee, consultant, or director. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any successor entities, in the capacity of employee, consultant or director, or (iii) any change in status as long as the Participant remains in the service of the Company in the capacity of employee, consultant, or director.

(c)   Acceleration of Vesting upon Death or Disability. In the event that the Participant’s Continuous Service is terminated by reason of the Participant’s death or Disability prior to the date on which the Participant’s Restricted Stock Units are fully vested, the Participant automatically shall become 100% vested in the Restricted Stock Units as of the date of the Participant’s death or Disability.

(d)   Acceleration of Vesting upon a Transfer of Control. In the event of a Transfer of Control prior to the date on which the Participant is fully vested in the Restricted Stock Units, the Participant automatically shall become 100% vested in the Restricted Stock Units as of the date of the Transfer of Control.

4.     Settlement of Restricted Stock Unit Award.

(a)   Delivery of Common Stock. The Company shall deliver 100% of the Common Stock corresponding to the vested Restricted Stock Units that are the subject of this Agreement to the Participant on the earlier of (i) [_____________], or (ii) the date on which Participant’s Continuous Service is terminated (such date hereinafter referred to as the “Delivery Date”).

(b)   Deferral of Delivery. Notwithstanding the foregoing, the Participant may elect, in a writing received by the Plan Administrator at least twelve (12) months prior to the Delivery Date, to defer that date until any later date (which such date is at least five years after the original Delivery Date).

(c)   Acceleration of Delivery upon a Transfer of Control. In the event of a Transfer of Control, the full amount of the Common Stock corresponding to the Participant's vested Restricted Stock Units shall be distributed to the Participant as soon as administratively practicable following the Transfer of Control.

5.     Rights with Respect to Common Stock Represented by Restricted Stock Unit Award.

(a)   No Rights as Stockholder until Delivery. Except as otherwise provided in this Section 5, the Participant shall not have any rights, benefits, or entitlements with respect to any Common Stock subject to this Agreement unless and until the Common Stock has been delivered to the Participant. On or after delivery of the Common Stock, the Participant shall have, with respect to the Common Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Common Stock and the right to receive all dividends, if any, as may be declared on the Common Stock from time to time.

(b)   Adjustments. The aggregate number and type of shares subject to this award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination, or exchange of shares, consolidation, spin-off, or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

6.     Tax Withholding. On or before any date of delivery of any Common Stock, as a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any Common Stock hereunder), the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, or local taxes of any kind required to be withheld with respect to its delivery of Common Stock. If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant, including, but not limited to, the delivery of the shares of Common Stock pursuant to this Agreement, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Common Stock.

7.     Amendment, Modification, and Assignment. No provision of this Agreement may be modified, waived, or discharged unless that waiver, modification, or discharge is agreed to in writing and signed by the Participant and the Plan Administrator. No waiver by either party of any breach by the other party to this Agreement of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Plan Administrator, this Agreement shall not be assigned by the Participant in whole or in part. The rights and obligations created under this Agreement shall be binding on the Participant and the Participant’s heirs and legal representatives and on the successors and assigns of the Company.

8.     Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment, or similar process.

9.     Beneficiary Designation. The Participant shall have the right to designate, on a beneficiary designation form satisfactory to the Plan Administrator, which shall be filed with the Company, a beneficiary or beneficiaries to receive any undelivered Common Stock under this Agreement in the event of the death of the Participant. In the event that the Participant shall not file a beneficiary designation form with the Company, or if none of the designated beneficiaries survive the Participant, then any undelivered Common Stock under this Agreement shall be paid to the estate of the Participant.

10.   Miscellaneous.

(a)   No Right to Employment or Service. The grant of this Restricted Stock Unit award shall not confer, or be construed to confer, upon the Participant any right to be employed by or perform services for the Company.

(b)   Section 409A Amendments. The Company agrees to cooperate with Participant to amend this Agreement to the extent either the Company or the Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to the Participant under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only to the extent such amendment would not have an adverse effect on the Company and would not provide the Participant with any additional rights, in each case as determined by the Company in its sole discretion.

(c)   No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d)   Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the award of Restricted Stock Units under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Restricted Stock Unit award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

(e)   No Trust or Fund Created. Neither this Agreement nor the grant of the Restricted Stock Unit award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Common Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f)   Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Arizona.

(g)   Interpretation.  The Participant accepts this Restricted Stock Unit award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.

(h)   Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

11.   Complete Agreement. This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

MAIN STREET RESTAURANT GROUP, INC.,
a Delaware corporation

By:
Name:
Title:
Agreed and Accepted:

By:
Name:

Schedule to
Form of Restricted Stock Unit Agreement

The form of Restricted Stock Unit Agreement was executed by the following persons:

Name	Date of Grant	Number of Units Awarded	Vesting Schedule
William G. Shrader	01/01/05	25,000	50% vest on 12/31/05;
			50% vest on 12/31/06

Michael Garnreiter	01/01/05	20,000	50% vest on 12/31/05;
			50% vest on 12/31/06

Michael Garnreiter	09/23/05	50,000	33.3% vest on 09/23/06;
			33.3% vest on 09/23/07;
			33.3% vest on 09/23/08;

Stuart Gee	01/01/05	12,500	50% vest on 12/31/05;
			50% vest on 12/31/06

Stephanie Barbini	01/01/05	7,500	50% vest on 12/31/05;
			50% vest on 12/31/06

Cindy Ward	01/01/05	7,500	50% vest on 12/31/05;
			50% vest on 12/31/06

Michael J. Herron	01/01/05	5,000	50% vest on 12/31/05;
			50% vest on 12/31/06